UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2008

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado		80202-1370
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On June 27, 2008, Venoco, Inc. was informed by the Marquez Trust and the Marquez Foundation that those entities had entered into pre-arranged stock trading plans (the “Plans”) to sell specified amounts of common stock of the company in certain circumstances.  The Marquez Trust is a family trust the trustees of which are Tim Marquez, the company’s chairman and chief executive officer, and his wife Bernadette.  The Marquez Foundation is a private charitable foundation the directors of which are Mr. and Mrs. Marquez.  The Plans are designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the company’s insider trading policy.  Under the Plans, the Marquez Trust and the Marquez Foundation may sell up to 800,000 and 320,000 shares of the Company’s common stock, respectively.  The Marquez Trust currently owns 26,431,150 shares of common stock and the Marquez Foundation currently owns 2,457,000 shares of common stock.  Each Plan will expire by its terms in July 2009 unless terminated earlier.  Except as may be otherwise required by law, the company does not undertake to report on specific pre-arranged stock trading plans of officers or other persons affiliated with the company or on modifications or terminations of any such plan, including the Plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 27, 2008

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name: Timothy M. Marquez
Title: Chief Executive Officer